Exhibit 99.2

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Consolidated Financial Statements

March 31, 2016 and June 30, 2015 and 2014

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Table of Contents

Page

Financial information

Independent Auditor’s Report	3
Consolidated Balance Sheets at March 31, 2016 (Unaudited), June 30, 2015 and 2014	4
Consolidated Statements of Operations and Comprehensive Loss for the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30, 2015 and for the period from January 13, 2014 (inception) to June 30, 2014	5
Consolidated Statements of Stockholders’ Deficit for the nine months ended March 31, 2016 (Unaudited), the year ended June 30, 2015 and for the period from January 13, 2014 (inception) to June 30, 2014	6
Consolidated Statements of Cash Flows for the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30, 2015 and for the period from January 13, 2014 (inception) to June 30, 2014	7
Notes to Consolidated Financial Statements	8

Independent Auditor’s Report

Board of Directors

Ciclofilin Pharmaceuticals, Inc.

Edison, New Jersey

We have audited the accompanying consolidated financial statements of Ciclofilin Pharmaceuticals, Inc. and its subsidiary, which comprise the consolidated balance sheets as of June 30, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended June 30, 2015 and for the period from January 13, 2014 (date of inception) to June 30, 2014, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ciclofilin Pharmaceuticals, Inc. and its subsidiary as of June 30, 2015 and 2014, and the results of their operations and their cash flows for the year then ended June 30, 2015 and for the period from January 13, 2014 (date of inception) to June 30, 2014 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

August 22, 2016

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Consolidated Balance Sheets

As of March 31, 2016 (Unaudited), June 30, 2015 and 2014

	March 31, 2016 (Unaudited)	June 30, 2015	June 30, 2014

ASSETS
Current Assets:
Cash	$6,157	$51,308	$136,884
Prepaid expenses	1,769	1,769	1,769
Tax Receivable	5,405	2,025	2,124
Total Current Assets	13,331	55,102	140,777

Property and equipment, net	15,634	21,133	—
Security deposit	5,085	5,149	3,537
Total Assets	$34,050	$81,384	$144,314
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$233,921	$144,323	$34,395
Accrued expenses	18,477	12,457	6,181
Current portion of capital lease	14,271	6,026	—
Total Current Liabilities	266,669	162,806	40,576

Long-term portion of convertible notes payable	1,034,730	846,688	294,059
Long-term portion of capital lease	—	14,839	—
Total Liabilities	1,301,399	1,024,333	334,635

Stockholders’ Deficit:
Common stock, par value of $0.001 per share. Authorized 4,000,000 shares, 1,000,000 and 2,000,000 issued and outstanding at June 30, 2015 and June 30, 2014, respectively	2,000	1,000	2,000
Notes receivable from officers	—	(1,000)	(2,000)
Additional paid-in capital	1,401,799	—	—
Accumulated deficit	(2,736,147)	(992,633)	(186,541)
Accumulated Other comprehensive income (loss)	64,999	49,684	(3,780)

Total Stockholders’ Deficit	(1,267,349)	(942,949)	(190,321)

Total Liabilities and Stockholders’ Deficit	$34,050	$81,384	$144,314

The accompanying notes are an integral part of these consolidated financial statements.

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Consolidated Statements of Operations

For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30, 2015 and for the period from January 13, 2014 (inception) to June 30, 2014

	Nine Months Ended March 31, 2016 (Unaudited)	Nine Months Ended March 31, 2015 (Unaudited)	Year ended June 30, 2015	January 13, 2014 (Inception) to June 30, 2014
Grant revenues	$—	$95,985	$113,786	$—

Costs and Expenses:
Research and development	338,854	220,002	277,081	76,921
General and administrative	1,331,504	451,748	540,927	110,234
Total operating expenses	1,670,358	671,750	818,008	187,155

Loss from Operations	(1,670,358)	(575,765)	(704,222)	(187,155)

Other (Income) Expense:
Loss (gain) on foreign currency transactions	18,763	61,254	52,714	(3,602)
Interest expense, net	54,393	32,810	49,156	2,988
Total Other (Income) Expense	73,156	94,064	101,870	(614)

Net loss	$(1,743,514)	$(669,829)	$(806,092)	$(186,541)

Other Comprehensive Income
Foreign currency translation gain (loss)	15,315	60,609	53,464	(3,780)
Comprehensive Loss	$(1,728,199)	$(609,220)	$(752,628)	$(190,321)

The accompanying notes are an integral part of these consolidated financial statements.

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Deficit

For the nine months ended March 31, 2016 (Unaudited), the year ended June 30, 2015 and for the period from January 13, 2014 (inception) to June 30, 2014

	Common Stock, $0.001 par value			Receivable		Accumulated Other	Total
		Par	Additional	from	Accumulated	comprehensive	Stockholders’
	Shares	Value	Paid-In Capital	Officers	Deficit	income (loss)	Deficit
Balance January 13, 2014	—	$—	$—	$—	$—	$—	$—
Issuance of common stock	2,000,000	2,000	—	—	—	—	2,000
Notes receivable from officers	—	—	—	(2,000)	—	—	(2,000)
Other comprehensive loss	—	—	—	—	—	(3,780)	(3,780)
Net loss	—	—	—	—	(186,541)	—	(186,541)
Balance June 30, 2014	2,000,000	$2,000	$—	$(2,000)	$(186,541)	$(3,780)	$(190,321)
Share cancellation	(1,000,000)	(1,000)	—	1,000	—	—	—
Other comprehensive income	—	—	—	—	—	53,464	53,464
Net loss	—	—	—	—	(806,092)	—	(806,092)
Balance June 30, 2015	1,000,000	$1,000	$—	$(1,000)	$(992,633)	$49,684	$(942,949)
Issuance of restricted stock	1,000,000	1,000	—	—	—	—	1,000
Vesting of restricted stock	—	—	1,401,799	—	—	—	1,401,799
Payment of note receivable from officer	—	—	—	1,000	—	—	1,000
Other comprehensive income	—	—	—	—	—	15,315	15,315
Net loss	—	—	—	—	(1,743,514)	—	(1,743,514)
Balance March 31, 2016	2,000,000	$2,000	$1,401,799	$—	$(2,736,147)	$64,999	$(1,267,349)

The accompanying notes are an integral part of these consolidated financial statements.

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30, 2015 and for the period from January 13, 2014 (inception) to June 30, 2014

	Nine Months Ended March 31, 2016 (Unaudited)	Nine Months Ended March 31, 2015 (Unaudited)	Year Ended June 30, 2015	Period from January 13, 2014 (inception) to June 30, 2014
Cash Flows From Operating Activities:
Net loss	$(1,743,514)	$(669,829)	$(806,092)	$(186,541)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of assets held under capital lease	4,547	3,523	6,083	—
Non-cash interest expense on convertible notes payable	52,042	31,751	47,629	2,988
Stock-based compensation expense	1,401,799	—	—	—
Convertible debt issued for services provided	—	10,000	10,000	—
Unrealized foreign currency loss (gain)	18,763	61,254	52,714	(3,602)
Changes in operating assets and liabilities:
Accounts receivable	—	(35,274)	—	—
Tax receivable	(3,352)	601	(221)	(2,065)
Prepaid expenses	—	—	—	(1,769)
Security deposit	—	(1,745)	(1,717)	(3,538)
Accounts payable and accrued expenses	93,702	70,921	125,321	37,984
Net Cash Used In Operating Activities	(176,013)	(528,798)	(566,283)	(156,543)

Cash Flows From Financing Activities:

Issuance of convertible notes payable	136,000	495,000	495,000	291,071
Proceeds from officer receivable	1,000	—	—	—
Issuance of restricted stock	1,000	—	—	—
Principal payments on capital lease	(5,619)	(4,153)	(5,368)	—
Net cash provided by financing activities	132,381	490,847	489,632	291,071

Net (decrease) increase in cash and cash equivalents	(43,632)	(37,951)	(76,651)	134,528
Effect of change in foreign exchange rates on cash and cash equivalents	(1,519)	(11,315)	(8,925)	2,356
Cash and cash equivalents at beginning of period	51,308	136,889	136,884	—
Cash and cash equivalents at end of period	$6,157	$87,623	$51,308	$136,884

Supplemental schedule of noncash financing activities:
Common stock issuance	$—	$—	$—	$2,000
Share cancellation	$—	$—	$(1,000)	$—
Convertible notes payable issued for services	$—	$10,000	$10,000	$—
Equipment capital lease	$—	$—	$27,216	$—

The accompanying notes are an integral part of these financial statements.

Ciclofilin Pharmaceuticals, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30,
2015 and for the period from January 13, 2014 (inception) to June 30, 2014

1. Business Overview

Ciclofilin Pharmaceuticals, Inc. (“CPI”) is a biopharmaceutical company incorporated January 13, 2014, in California. On October 15, 2014, CPI became a Delaware corporation. CPI has one wholly-owned subsidiary, Ciclofilin Pharmaceuticals Corp. (“CPC”), incorporated in Canada on January 24, 2014. Together, CPI and CPC (“the Company”) specialize in the development of cyclophilin inhibitors, an emerging class of drugs for infectious, inflammatory, and degenerative diseases. The Company’s lead drug candidate, CPI-431-32, is a potent cyclophilin inhibitor that blocks multiple HBV activities including entry into cells and replication, and is currently in pre-clinical development. The drug may act additionally by stimulating the body’s natural defenses against HBV. CPI-431-32 also independently impedes liver fibrosis, a major contributor to cirrhosis and cancer development.

2. Basis of Presentation and Going Concern

Basis of presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The accompanying unaudited interim condensed consolidated financial statements have been prepared by the Company in conformity with U.S. GAAP and are unaudited.  In the opinion of management, the accompanying unaudited financial statements include all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s interim financial information.

Principles of Consolidation

The consolidated financial statements include the accounts of CPI and its subsidiary, CPC, which conducts operations in Canada. All intercompany balances and transactions have been eliminated in consolidation.

Going Concern

As of March 31, 2016 and June 30, 2015, the Company had $6,157 and $51,308 in cash. Net cash used in operating activities was $176,013 and $566,283 for the nine months ended March 31, 2016 and year ended June 30, 2015, respectively. Net loss was $1,743,514 and $806,092 for the nine months ended March 31, 2016 and year ended June 30, 2015, respectively. As of March 31, 2016 and June 30, 2015, the Company had negative working capital of $253,338 and $107,704. The Company expects to incur losses for the next several years as it expands its research, development and clinical trials of CPI-431-32. The Company is unable to predict the extent of any future losses or when the Company will become profitable, if at all.

These consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. Due to the Company’s recurring and expected continuing losses from operations, the Company has concluded there is substantial doubt in the Company’s ability to continue as a going concern within one year of the issuance of these financial statements without additional capital becoming available to attain further operating efficiencies and, ultimately, to generate revenue. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company will be required to raise additional capital within the next year to continue the development of CPI-431-32 and to continue to fund operations at the current cash expenditure levels. The Company cannot be certain that additional funding will be available on acceptable terms, or at all.

Ciclofilin Pharmaceuticals, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30,
2015 and for the period from January 13, 2014 (inception) to June 30, 2014

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Actual results could differ from those estimates.

Cash

As of March 31, 2016, June 30, 2015 and 2014, the amount of cash was $6,157, $51,308 and $136,884, respectively, consisting of checking accounts held at U.S. and Canadian commercial banks. Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced losses related to these balances.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement (“ASC 820”), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC Topic 820 establishes a three-tier fair value hierarchy that distinguishes among the following:

•                  Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•                  Level 2—Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

•                  Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Financial instruments consisting of cash, accounts payable and accrued expenses are stated at their respective historical carrying amounts, which approximate fair value due to their short term nature.

Income Taxes

The Company accounts for income taxes under the asset and liability method. The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for operating loss and tax credit carry-forwards. The Company measures deferred tax assets and liabilities using enacted tax rates

Ciclofilin Pharmaceuticals, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30,
2015 and for the period from January 13, 2014 (inception) to June 30, 2014 expected to apply to taxable income in the years in which the Company expects to recover or settle those temporary differences. The Company recognizes the effect of a change in tax rates on deferred tax assets and liabilities in the results of operations in the period that includes the enactment date. The Company reduces the measurement of a deferred tax asset, if necessary, by a valuation allowance if it is more likely than not that the Company will not realize some or all of the deferred tax asset. The Company accounts for uncertain tax positions by recognizing the financial statement effects of a tax position only when, based upon technical merits, it is ‘‘more-likely-than-not’’ that the position will be sustained upon examination. Potential interest and penalties associated with unrecognized tax positions are recognized in income tax expense.

Lease Accounting

The Company accounts for operating lease transactions by recording rent expense on a straight-line basis over the expected life of the lease, commencing on the date it gains possession of leased property. Capital lease transactions are reflected as a liability at the inception of the lease based on the present value of the minimum lease payments or, if lower, the fair value of the property. Assets under capital leases are recorded in property and equipment, net in the Consolidated Balance Sheets and depreciated over their estimated useful lives.

Grant Revenue Recognition

The Company recognizes grant revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable, and collectability is reasonably assured. The Company received research grants from the National Research Council (NRC) to assist in the funding of certain research activities from August 8, 2014 through May 31, 2015. The maximum contribution under the agreement for reimbursements of certain salary and contract research organization expenses was Canadian Dollar (“CAD”) $135,000. For the year ended June 30, 2015, the Company recognized $113,786 as revenue related to this grant.

Research and Development

Research and development (“R&D”) costs, which include expenditures in connection with an in-house research and development laboratory, salaries and staff costs, application and filing for regulatory approval of proposed products, purchased in-process research and development, license costs, regulatory and scientific consulting fees, as well as contract research, insurance and FDA consultants, are accounted for in accordance with ASC Topic 730, Research and Development, (“ASC 730”). Also, as prescribed by this guidance, patent filing and maintenance expenses are considered legal in nature and therefore classified as general and administrative expense, if any.

The Company does not currently have any commercial biopharmaceutical products, and does not expect to have such for several years if at all. Accordingly, R&D costs are expensed as incurred. While certain of Ciclofilin’s research and development costs may have future benefits, the policy of expensing all research and development expenditures is predicated on the fact that the Company has no history of successful commercialization of product candidates to base any estimate of the number of future periods that would be benefited.

Also as prescribed by ASC 730, non-refundable advance payments for goods or services that will be used or rendered for future research and development activities should be deferred and capitalized. As the related goods are delivered or the services are performed, or when the goods or services are no longer expected to be provided, the deferred amounts would be recognized as an expense. There were no prepaid R&D expenses at March 31, 2016, June 30, 2015 or 2014.

Foreign Exchange

The functional currency of CPI is the U.S. dollar. The functional currency of CPC is the Canadian dollar. The Company’s reporting currency is the U.S. dollar. The assets and liabilities of CPC are translated into U.S. dollars using period-end exchange rates; income and expenses are translated using the average exchange rates for the reporting period. Unrealized foreign currency translation adjustments are deferred in accumulated other comprehensive loss, a separate component of shareholders’ deficit.

Ciclofilin Pharmaceuticals, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30,
2015 and for the period from January 13, 2014 (inception) to June 30, 2014

Transactions in foreign currencies are remeasured into the functional currency of the relevant subsidiary at the exchange rate in effect at the date of the transaction. Any monetary assets and liabilities arising from these transactions are translated into the functional currency at exchange rates in effect at the balance sheet date or on settlement. Resulting gains and losses are recorded in other foreign exchange (gain) loss within the consolidated statements of operations.

Accumulated Other Comprehensive Income

A company is required to present, either on the face of the statement where net income is presented, in a separate statement of comprehensive income or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. There were no amounts reclassified out of accumulated other comprehensive income for the nine months ended March 31, 2016 or 2015, the year ended June 30, 2015 or for the period from January 13, 2014 (inception) to June 30, 2014. Other comprehensive income for the nine months ended September 30, 2016, year ended June 30, 2015 and for the period from January 13, 2014 (inception) to June 30, 2014 related to foreign currency translation adjustments.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company, through its chief operating decision maker, views the operations and manages the business in one segment.

4. Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842).  The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the Consolidated Balance Sheet for all leases with terms longer than 12 months.  Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated income statement.  ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted.  A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.  The Company is currently evaluating the potential 0impact of the adoption of this standard.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards update (ASU) No. 2014-09, “Revenue from Contracts with Customers” (ASU 2014-09). ASU 2014-09 represents a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled to receive in exchange for those goods or services. This ASU sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed. In August 2015, the FASB issued ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”, which deferred the effective date of ASU 2014-09 by one year, but permits entities to adopt one year earlier if they choose (i.e., the original effective date). As such, ASU 2014- 09 will be effective for annual and interim reporting periods beginning after December 15, 2018. In addition, during March, April and May 2016, the FASB issued ASU No. 2016-08 “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Consideration (Reporting Revenue Gross versus Net)”, ASU No. 2016-10 “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”, and ASU No. 2016-12 “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” respectively. These additional amendments clarified the revenue recognition guidance on reporting revenue as a principal versus agent, identifying performance obligations, accounting for intellectual property licenses and on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. The Company is currently evaluating the impact of this standard on the Company’s consolidated results of operations and financial position including possible transition alternatives.

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Notes to Consolidated Financial Statements
For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30,
2015 and for the period from January 13, 2014 (inception) to June 30, 2014

5. Asset Purchase

On February 14, 2014, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Aurinia Pharmaceuticals Inc. (“Aurinia”) to acquire Aurinia’s entire interest in a pre-clinical stage library of Non-Immunosuppressive Cyclophilin Antagonist Molecules derived from Cyclosporin A (“NICAMS”) to various cyclophilin targets for an undefined indication. There was no upfront consideration. There are future milestone payments of up to CAD $2.9 million, which are to be paid within 30 days of achieving such milestone.

In addition to the milestone payments, the Company may have other future payment obligations (in Canadian Dollars “CAD”) including a royalty of 2.5% of net sales by the Company or its licensee(s). The amount payable under the foregoing royalty obligation is uncapped. The Company shall pay to Aurinia a royalty on license revenue received by the Company. The amount of the royalty is dependent on the timing of the Company having a qualifying Equity Financing (as defined in the Agreement), up to a maximum of CAD $5.0 million.

The Company shall pay to Aurinia a milestone payment in the amounts (CAD) set out as follows upon the occurrence of a Liquidity Event. If the Liquidity Event occurs (1) prior to 12 months following the first Equity Financing, the Company will pay Aurinia 30% of proceeds to a maximum of $5,000,000; (2) later than 12 months and before 24 months following the first Equity Financing, the Company will pay Aurinia 15% of proceeds to a maximum of $5,000,000; and (3) thereafter, 5% of proceeds to a maximum of $5,000,000. No amounts were owed to Aurinia as of March 31, 2016, June 30, 2015 or 2014 for either milestone payments or royalty payments.

This acquisition is accounted for as an asset purchase because only inputs were acquired (no processes were acquired). The IPR&D acquired in this transaction does not currently have alternative future use, therefore any cost of the purchase should be expensed. However, there was no upfront consideration in this asset acquisition, and contingent consideration is not recognized until probable of being paid, so no expense is recognized upon acquisition. As the Company further develops this IPR&D, all costs should be expensed as incurred until there is alternative future use.

6. Equity Transactions

Notes receivable from officers

On January 13, 2014, The Company issued 2,000,000 shares of common stock at par of $0.001 per share to two Company officers in exchange for receivables totaling $2,000. These notes receivables from officers are classified within Stockholders’ Deficit.

On April 18, 2015, in connection with a separation agreement with one of its Company officers, the Company cancelled 1,000,000 shares at par of $0.001 per share offsetting $1,000 of the Company’s notes receivable from officers. In October 2015, the remaining $1,000 note receivable was paid off. There were no notes receivable from officers outstanding at March 31, 2016.

Restricted Stock

On July 15, 2015, the Company granted 1,000,000 shares of restricted stock to three employees for a purchase price of $1,000. The shares vest 50% immediately; and 25% on April 24, 2016 and 2017. In addition, the restricted stock will vest upon the occurrence of a Change in Control (as defined in the Restricted Stock Purchase Agreements). The shares remain subject to forfeiture if vesting conditions are not met. The fair value of these awards upon issuance was $1.91 per share. The compensation expense for these awards was determined based on the fair value of the Company’s stock at the date of grant applied to the total number of shares that were anticipated to fully vest. The Company recognized compensation expense of $1,401,799 related to these shares for the nine months ended March 31, 2016. As of March 31, 2016, the Company had unrecognized compensation expense of $507,201 related to these restricted stock awards which is expected to be recognized over a weighted-average period of 1.07 years. Upon the change in control, the remaining expense of $507,201 was expensed.

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30,
2015 and for the period from January 13, 2014 (inception) to June 30, 2014

7. Debt and Capital Lease

Convertible Debt

In April 2014, the Company began issuing convertible promissory notes (“Notes”) to individual investors under a subscription agreement, with a maximum offering amount of $2,000,000. The Notes have an original maturity date of April 11, 2016, which is two years after the initial closing. The maturity date may be extended by one year at the option of the Company.

The Notes will convert automatically into newly issued preferred equity if the Company has an equity financing for greater than $2,000,000, at a conversion rate of 80% of the price of preferred equity issued in the equity financing. They also convert automatically at the maturity date or at the option of the holders, as long as 50.01% of the holders agree, into a new series of preferred equity at a conversion price that is equal to the original issuance price of that equity.

The Notes are redeemable for cash by the Company at any time at principal plus accrued interest, except for in the case of a Liquidity Event, as defined in the Notes agreement. In the case of a Liquidity Event, the holder has the option of converting the principal plus accrued interest into common shares or receiving payment for an amount 2x the aggregate amount of principal plus accrued interest outstanding.

As of March 31, 2016, June 30, 2015 and 2014, the Company had principal outstanding of $932,071, $796,071 and $291,071, respectively and had recorded accrued interest of $102,659, $50,617 and $2,988, respectively. Interest expense on the Notes for the nine months ended March 31, 2016 and 2015, the year ended June 30, 2015 and for the period from inception to June 30, 2014 was $52,042, $31,751, $47,629 and $2,988, respectively. As of March 31, 2016 and June 30, 2015, the entire amount outstanding of debt and accrued interest is included in long-term liabilities due to the Company’s ability to extend the maturity date by one year. On April 1, 2016, the Company sent notice to the Holders of the Notes informing them the maturity date would be extended by one year, as discussed further in Note. 11 Subsequent Events.

As of March 31, 2016 and June 30, 2015, the fair value of the Notes was estimated to be $865,330 and $783,469.

Capital Lease Obligations

In September 2014, the Company entered into a lease for a variety of equipment necessary in conducting certain research and development operations of the Company. The term of the lease is from October 1, 2014 to September 30, 2016, with monthly rental payments of CAD $1,000 and a CAD $12,200 remaining balance due on September 30, 2016. The lease is accounted for as a capital lease because ownership transfers to the Company at the completion of the lease term. Interest expense related to the capital lease was $1,030 for both the nine months ended March 31, 2016 and 2015 and $1,455 for the year ended June 30, 2015.

Amortization of assets held under the capital lease was $4,547 for the nine months ended March 31, 2016 and $6,083 for the year ended June 30, 2015 and is included in research and development expense. The net book value of equipment acquired under the capital lease was $15,634 as of March 31, 2016 and $21,133 as of June 30, 2015 and is reflected in on the Consolidated Balance Sheets in Property and equipment, net. The estimated useful life of the assets held under the capital lease is 4 years.

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30,
2015 and for the period from January 13, 2014 (inception) to June 30, 2014

Future obligations under the capital lease as of March 31, 2016 are as follows:

2016 (in CAD)	$3,000
2017(in CAD)	15,200
Total minimum lease payments	$18,200
Less: Amount representing interest and currency translation	3,929
Current portion of such obligations (in USD)	14,271

8. Income Taxes

The Company provides for income taxes under ASC 740. Under ASC 740, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company has not recorded a current or deferred income tax expense or benefit since its inception.

The Company’s loss before income taxes was $806,092 and $186,541 for the year ended June 30, 2015 and for the period from inception to June 30, 2014, respectively, and was generated entirely in the United States and Canada.

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The significant components of the Company’s deferred tax assets are comprised of the following:

	Year Ended June 30, 2015	For The Period From January 13, 2014 (inception) to June 30, 2014
Federal Net Operating Loss (“NOL”)	$78,730	$9,638
State NOL	13,510	1,654
Canadian NOL	146,475	32,306
Total net operating loss carryforward	238,715	43,598

Intangible Property & Other	52,744	38,775

Deferred tax valuation allowance	(291,459)	(82,373)
Net deferred tax asset	$—	$—

The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Based on the Company’s history of operating losses since inception, the Company has concluded that it is more likely than not that the benefit of its deferred tax assets will not be realized. Accordingly, the Company has provided a full valuation allowance for deferred tax assets as of June 30, 2015 and June 30, 2014. The valuation allowance increased by $209,086 the year ended June 30, 2015 due primarily to the generation of net operating losses during the periods.

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30,
2015 and for the period from January 13, 2014 (inception) to June 30, 2014

A reconciliation of income tax benefit computed at the statutory federal income tax rate to income taxes as reflected in the financial statements is as follows:

	Year Ended June 30, 2015	For The Period From January 13, 2014 (inception) to June 30, 2014
U.S. statutory income tax rate	34.0%	34.0%
State income taxes, net of federal benefit	5.8	5.8
Valuation allowance	(39.8)	(39.8)
Effective tax rate	—	—

As of June 30, 2015 and June 30, 2014, the Company had U.S. federal and state net operating loss carryforwards of $231,558 and $28,437, respectively, which may be available to offset future income tax liabilities and will begin to expire at various dates starting in June 2034. As of June 30, 2015 and June 30, 2014, the Company also had foreign net operating loss carryforwards of $552,734 and $121,910, respectively, which may be available to offset future income tax liabilities and will begin to expire at various dates starting in June 2034.

Under the provisions of the Internal Revenue Code, the NOL and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. NOL and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50%, as defined under Sections 382 and 383 of the Internal Revenue Code of 1986, respectively, as well as similar state tax provisions. This could limit the amount of tax attributes that the Company can utilize annually to offset future taxable income or tax liabilities. The amount of the annual limitation, if any, will be determined based on the value of the Company immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The utilization of these NOLs is subject to limitations based on past and future changes in ownership of Ciclofilin pursuant to Section 382.

The Company files income tax returns in the United States, Canada and various state jurisdictions. The federal and state income tax returns are generally subject to tax examinations for the period from January 13, 2014 (Date of Inception) to June 30, 2014 and for the year ended June 30, 2015. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service or state tax authorities to the extent utilized in a future period.

The Company had no unrecognized tax benefits or related interest and penalties accrued through June 30, 2015.

9.  Commitments and Contingencies

Operating Leases

The Company leases office space under cancellable and noncancelable operating lease agreements. Rent expense was $54,340 and $53,175 for the nine months ended March 31, 2016 and 2015 and $70,437 and $18,352 for the year ended June 30, 2015 and for the period from inception to June 30, 2014, respectively. The

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30,
2015 and for the period from January 13, 2014 (inception) to June 30, 2014 noncancelable office lease expires June 30, 2016.

10. Related Party Transactions

On April 18, 2015, in connection with a separation agreement with one of the Company’s officers, the Company wrote off $45,000 of unpaid receivables, recorded an additional $50,000 receivable to be repaid over 12 months beginning in May 2016, and cancelled 1,000,000 shares at par of $0.001 per share offsetting $1,000 of the Company’s Notes receivable from officers. In June 2015, the Company wrote off the remaining $50,000 receivable after determining it was uncollectible. This expense is included in general and administrative expenses for the year ended June 30, 2015.

11. Subsequent Events

The Company has evaluated events and transactions subsequent to the balance sheet date through the time these consolidated financial statements were available for issuance on August 22, 2016.

Loan from ContraVir Pharmaceuticals, Inc.

On April 12, 2016, ContraVir Pharmaceuticals, Inc. (“ContraVir”) loaned the Company $200,000 through the issuance of a 1% convertible promissory note due October 12, 2016. This note was repaid in full on the date ContraVir acquired the Company, with a portion of the cash consideration received by the Company at closing.

Convertible Promissory Notes

On April 1, 2016, the Company provided notice to the holders of its convertible promissory notes that it had elected the option to extend the maturity date of the notes by one year, as allowed by the note agreements. This changed the maturity date from April 11, 2016 to April 11, 2017.

On May 1, 2016, the Company issued a total of $100,000 in convertible promissory notes to four employees and consultants for services provided to the Company. These notes had the same terms as the Company’s other outstanding convertible promissory notes.

On May 11, 2016, the Company amended the Notes agreement to amend the terms of conversion of the Outstanding Notes and to require conversion just prior to the Effective Date of the Merger. The amended terms include that the Notes shall be automatically converted immediately prior to the Merger, assuming a pre-money valuation of $5 million. Immediately prior to the acquisition of Ciclofilin by ContraVir, as discussed further below, the outstanding convertible promissory notes with an aggregate principal amount of $1,044,571 and accrued interest of $118,141 were converted into 465,072 shares of Ciclofilin common stock at a conversion price of $2.50 per share.

Acquisition of the Company by ContraVir

On June 10, 2016, ContraVir completed its acquisition of Ciclofilin in accordance with that certain Agreement and Plan of Merger dated May 26, 2016 (the “Merger Agreement”) by and among Ciclofilin, ContraVir, Ciclofilin Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ContraVir (“Merger Sub”), and Robert Foster, Pharm.D., Ph.D., solely in his capacity as the representative of the stockholders of Ciclofilin.  Pursuant to the Merger Agreement, Merger Sub merged with and into Ciclofilin, with Ciclofilin continuing as the surviving entity and a wholly-owned subsidiary of ContraVir (the “Merger”).

At the closing of the Merger (the “Closing”), ContraVir acquired all of the outstanding equity interests in Ciclofilin for the right to receive future milestone payments, which will be allocated among the holders of Ciclofilin common stock and certain creditors who converted their debt into equity immediately prior to the Closing.  The milestone payments will consist of up to $17 million cash and up to 10% of ContraVir’s issued and outstanding common stock as of the date of Closing and will be paid upon the achievement of certain developmental and/or regulatory milestones related to CPI-431-32, Ciclofilin’s lead development candidate. The Merger Agreement contains customary representations and warranties and covenants from each of the parties. The Milestone events under the Merger Agreement are as follows:

Ciclofilin Pharmaceuticals, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For the nine months ended March 31, 2016 and 2015 (Unaudited), the year ended June 30,
2015 and for the period from January 13, 2014 (inception) to June 30, 2014

Milestone Event under the ContraVir Merger Agreement	Milestone Payment to Stockholders
Upon receipt of Phase I Positive Data from the Phase I trial of CPI-431-32 in humans

(1) Such number of validly issued, fully paid and non-assessable shares of Buyer Common Stock equal to 2.5% of the issued and outstanding Buyer Common Stock on the Closing Date and (2) $1,000,000 by wire transfer of immediately available funds.

Upon receipt of Phase II Positive Data from a proof of concept clinical trial (whether an HBV-positive Phase I clinical trial or a separate Phase II clinical trial, or otherwise) of CPI-431-32 in humans

(1) Such number of validly issued, fully paid and non-assessable shares of Buyer Common Stock equal to 7.5% of the issued and outstanding Buyer Common Stock on the Closing Date and (2) $3,000,000 by wire transfer of immediately available funds.

Upon initiation of a Phase III trial of CPI-431-32	$5,000,000
Upon the acceptance by the U.S. Food and Drug Administration of a new drug application for CPI-431-32	$8,000,000

Total consideration for the acquisition is $3,820,000, consisting of cash consideration of $500,000 and contingent consideration, based on a preliminary valuation of $3,320,000, to be made as the milestones discussed above are reached. Of the total $500,000 cash payment, $200,000 was be used to pay off the amount previously loaned to Ciclofilin by ContraVir on April 12, 2016 through a 1% Convertible Note due October 12, 2016. The remaining $300,000 was used to pay off outstanding accounts payable and accrued expense amounts.

The Merger will be accounted for as a business combination (in accordance with ASC 805 Business Combinations) and, as such, the Ciclofilin assets acquired and liabilities assumed will be recorded by ContraVir at their respective fair values as of the effective date of the merger.